                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement                          [ ]  Confidential, for Use of the Commission Only (as
                                                              permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Crawford & Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

    (5)  Total fee paid:

       -------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

   -----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

       -------------------------------------------------------------------------

    (2)  Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------

    (3)  Filing Party:

       -------------------------------------------------------------------------

    (4)  Date Filed:

       -------------------------------------------------------------------------

                                                                 (CRAWFORD LOGO)

March 22, 2005

Dear Shareholder:

     You are cordially invited to attend the Company's 2005 Annual Meeting of Shareholders which will be held on Tuesday, April 26, 2005, beginning at 2:00 p.m. at the Company's headquarters, 5620 Glenridge Drive, N.E., Atlanta, Georgia.

     The official Notice of Annual Meeting of Shareholders, Proxy Statement and form of Proxy are included with this letter and contain information about the meeting and the various matters on which the shareholders will act.

     As is our custom, a brief report will be made at this meeting on the Company's 2004 activities and the outlook for 2005. We hope you will be able to attend the meeting. Whether or not you plan to attend, it is important that you sign and return your Proxy promptly, as your vote is important to the Company.

     On behalf of our Board of Directors, officers, and employees, we wish to thank you for your continued interest in and support of Crawford & Company.

                                         Sincerely,

                                         /s/ Thomas W. Crawford

                                         Thomas W. Crawford,
                                         President and Chief Executive Officer

                               CRAWFORD & COMPANY
                                 P.O. BOX 5047
                             ATLANTA, GEORGIA 30302
                             ---------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 26, 2005
                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Crawford & Company (the "Company") will be held in the Home Office Building of the Company, 5620 Glenridge Drive, N.E., Atlanta, Georgia, on Tuesday, April 26, 2005, at 2:00 p.m. local time, for the following purposes:

          1. To fix at nine (9) the number of Directors constituting the Board of Directors for the ensuing year and to elect nine (9) Directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

          2. To approve the Crawford & Company Executive Stock Bonus Plan;

          3. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the 2005 fiscal year; and

          4. To transact any and all other such business as may properly come before the meeting or any adjournment or postponement thereof.

     Information relating to the above matters is set forth in the accompanying Proxy Statement dated March 22, 2005. Only shareholders of record of Class B Common Stock of the Company as of the close of business on March 1, 2005 will be entitled to vote at the meeting and any adjournment or postponement thereof.

                                          By Order of The Board of Directors,

                                          /s/ Peter J. Rescigno

                                          Peter J. Rescigno,
                                          Secretary

Atlanta, Georgia
March 22, 2005

     IT IS IMPORTANT THAT YOUR SHARES OF CLASS B COMMON STOCK BE REPRESENTED AT THE MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO BE PRESENT. ACCORDINGLY, IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE PREPAID ENVELOPE.

     PROXIES ARE NOT BEING SOLICITED WITH RESPECT TO THE SHARES OF CLASS A COMMON STOCK OF THE COMPANY.

                               CRAWFORD & COMPANY
                                 P.O. BOX 5047
                             ATLANTA, GEORGIA 30302
                             ---------------------
                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 26, 2005

     This Proxy Statement and the accompanying Proxy are being mailed to shareholders of Class B Common Stock of Crawford & Company (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company from holders of Class B Common Stock for use at the Annual Meeting of Shareholders to be held in the Home Office Building of the Company, 5620 Glenridge Drive, N.E., Atlanta, Georgia, on Tuesday, April 26, 2005 at 2:00 p.m., local time, and any adjournment or postponement thereof. When the Proxy is properly executed and returned, the shares of Class B Common Stock it represents will be voted at the meeting and any adjournment or postponement thereof as directed by the shareholder executing the Proxy unless it is revoked. If no directions are given on the Proxy with respect to any matter, the shares represented by the Proxy will be voted as to that matter as the Board of Directors recommends. The Board of Directors recommends a vote for the below listed director nominees, for approval of the Crawford & Company Executive Stock Bonus Plan, and for the approval of the appointment of Ernst & Young LLP to serve as independent auditors of the Company in 2005. Any shareholder giving a Proxy has the power to revoke it at any time before it is voted by the execution of another Proxy bearing a later date or by written notification to the Secretary of the Company. Shareholders who are present at the Annual Meeting may revoke their Proxy and vote in person if they so desire.

     Only shareholders of record of Class B Common Stock of the Company as of the close of business on March 1, 2005 (the "Record Date") will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 24,697,172 shares of Class B Common Stock, each share being entitled to one vote. A majority of the issued and outstanding shares of Class B Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at such meeting. The Annual Report of the Company for the fiscal year ended December 31, 2004 is enclosed herewith. This Proxy Statement and the accompanying Proxy are being first mailed to Class B Common Stock shareholders on or about March 22, 2005.

     Additionally, for information only, this Proxy Statement is being mailed to shareholders of Class A Common Stock of the Company as of the Record Date. Shares of Class A Common Stock are not entitled to vote at the Annual Meeting of Shareholders. Accordingly, no Proxy is being requested and no Proxy should be sent with respect to such shares.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES AND VOTING

     The By-Laws of the Company provide that the shareholders shall fix the number of Directors constituting the full Board at not less than seven nor more than twelve, and the shareholders entitled to vote shall elect the Directors at each Annual Meeting. The Board of Directors has nominated the nine persons listed below as Directors, to hold office until the next Annual Meeting and until their successors are elected and qualified. Each nominee, except James D. Edwards and Thomas W. Crawford, was elected by the shareholders at the last Annual Meeting on April 27, 2004. Mr. Edwards is a member of the present Board of Directors and was elected by the Board on February 1, 2005. Mr. Edwards was recommended to the Nominating/Corporate Governance/Compensation Committee by a non-management director. Mr. Crawford is the President and Chief Executive Officer of the Company, and was recommended to the Nominating/Corporate Governance/ Compensation Committee by a non-management director. If, at the time of the Annual Meeting, any of the nominees should be unable to serve, the persons named in the Proxy will vote for substitute nominees selected by the Board of Directors. The Company has no reason to believe that any of the nominees will not be available for election as a Director.

NOMINEE INFORMATION

     The following table gives certain information as to each person nominated by the Board of Directors for election as a Director:

                                                                                               DIRECTOR
          NAME            AGE              PRINCIPAL OCCUPATION AND DIRECTORSHIPS               SINCE
          ----            ---              --------------------------------------              --------
J. Hicks Lanier           64    Chairman of the Board and Chief Executive Officer of Oxford      1976
                                  Industries, Inc., a manufacturer of apparel products;
                                  Director of Genuine Parts Company, SunTrust Banks, Inc.
                                  and West Point Stevens.
Jesse C. Crawford         56    President of Crawford Communications, Inc., a full-service       1986
                                  provider of teleproduction services including audio/video
                                  production and post production, multimedia title design,
                                  satellite services, animation, and special effects.
Larry L. Prince           66    Chairman of the Board of Genuine Parts Company, a service        1987
                                  organization engaged in automotive and industrial parts
                                  and office products distribution; Director of Equifax,
                                  Inc., SunTrust Banks, Inc., and John H. Harland Co.
John A. Williams          62    President and Chief Executive Officer of Corporate Holding,      1996
                                  LLC, a real estate management and development company.
E. Jenner Wood, III       53    Chairman of the Board, President and Chief Executive Officer     1997
                                  of SunTrust Bank, Central Group; Director of Oxford
                                  Industries, Inc., and Georgia Power Company
Clarence H. Ridley        62    Chairman of the Board of Haverty Furniture Companies, Inc. a     2004
                                  furniture retailer, Director of STI Classic Funds and
                                  Variable Trust.
Robert T. Johnson         69    Retired Partner of Arthur Andersen LLP.                          2004
James D. Edwards          61    Retired Partner of Arthur Andersen LLP, Director of IMS          2005
                                  Health Incorporated, Transcend Services, Inc. and Huron
                                  Consulting Group, Inc.
Thomas W. Crawford        62    President and Chief Executive Officer of the Company.              --

     Mr. Prince has been Chairman of the Board of Genuine Parts Company since 1990 and was also Chief Executive Officer until August 2004. Mr. Williams has held his present position since December 2003. He was Chairman Emeritus of Post Properties, Inc. from February 20, 2003 until August 27, 2004; and for more than five years prior to his appointment as Chairman Emeritus, Mr. Williams was Chairman of the Board of Post Properties, Inc. and Chief Executive Officer until July 1, 2002. Mr. Wood was appointed to his present position in June 2002, was appointed Chairman of the Board, President and Chief Executive Officer of SunTrust Bank, Georgia in March 2001, was appointed President in October 2000 and for more than five years prior to that appointment served in executive management positions with SunTrust Banks. Mr. Ridley was appointed to his present position in January 2001, prior to that appointment and for more than five years he was a partner at the law firm of King & Spalding LLP. Mr. Johnson retired as a partner of Arthur Andersen LLP in 1993. Mr. Edwards retired in April 2002 as managing partner-global markets of Arthur Andersen LLP, a position he had held since 1998. Mr. Thomas W. Crawford was appointed President and Chief Executive Officer of the Company on September 1, 2004. From June 1998 until his retirement in January 2003 he was President of the Retail Distribution division of Prudential Financial, Inc., and from May 2004 until September 2004 he was Chairman of The Bodie Group, Inc., a business consulting firm. The principal occupation or employment of each of the other nominees during the past five years has been as indicated in the above table.

     The Board has determined, pursuant to the listing standards of the New York Stock Exchange ("NYSE"), that all Directors standing for election are independent for purposes of serving on the Board of

Directors, except John A. Williams and Thomas W. Crawford. The companies with which Mr. Prince and Mr. Wood are affiliated, Genuine Parts Company and SunTrust Banks, Inc., respectively, are customers of the Company and the Company is a customer of SunTrust Banks, Inc. The Board has determined that the payments to the Company or from the Company with respect to Genuine Parts Company and SunTrust Banks, Inc., as a percentage of either entities' consolidated gross revenue are immaterial as affecting each director's independence. In addition, SunTrust Banks, Inc. is a lender to the Company. The Board has determined that these loans do not affect the independence of Mr. E. Jenner Wood, III since the annual repayments and interest payments on the loans by the Company, and the outstanding total loan balance itself, are not material when compared to the consolidated gross annual revenues of SunTrust Banks, Inc. For purposes of the Company's Audit Committee, Mr. Johnson, Mr. Lanier, and Mr. Prince are independent under these listing standards and under the Sarbanes-Oxley Act of 2002, and Mr. Johnson is an Audit Committee Financial Expert as defined by Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934. There are no family relationships among the director nominees.

STANDING COMMITTEES AND ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     The Board of Directors has three standing committees. The Executive Committee consists of Jesse C. Crawford as Chairman, and Larry L. Prince and E. Jenner Wood, III as members. The Audit Committee consists of Robert T. Johnson as Chairman, and J. Hicks Lanier and Larry L. Prince as members. The Nominating/Corporate Governance/Compensation Committee consists of J. Hicks Lanier as Chairman, and E. Jenner Wood, III, Clarence H. Ridley and Robert T. Johnson as members.

     The Executive Committee may exercise all the authority of the Board of Directors between its meetings with respect to all matters not specifically reserved by law to the Board of Directors. The Executive Committee held four meetings during 2004.

     The Audit Committee appoints or discharges the Company's independent auditors, reviews with the independent auditors the audit plan and results of the audit engagement, reviews the scope and results of the Company's internal auditing procedures and the adequacy of its accounting controls, approves professional services provided by the independent auditors, reviews the independence of the independent auditors, and approves the independent auditor's audit and non-audit fees. The Committee has adopted a written charter, approved by the Board of Directors. The Audit Committee held four meetings during 2004.

     The Nominating/Corporate Governance/Compensation Committee actively reviews and selects director nominees for the Board, advises and makes recommendations to the Board on all matters concerning corporate governance and directorship practices and formulates and approves salaries, grants of stock options and other compensation to the Chief Executive Officer and, upon recommendation by the Chief Executive Officer, salaries, grants of stock options and other compensation for all other officers of the Company. The Board of Directors has determined that all members of the Nominating/Corporate Governance/Compensation Committee are independent pursuant to the NYSE Listing Rules. The Nominating/Corporate Governance/ Compensation Committee has adopted a written charter, approved by the Board of Directors. The Nominating/Corporate Governance/Compensation Committee identifies and evaluates nominees for director according to the guidelines stated in this written charter. This Committee held four meetings in 2004.

     Non-management and independent directors meet regularly without management participation. During 2004 there were three such meetings. The Presiding Director for each of these meeting was Jesse C. Crawford.

     During 2004, the Board of Directors held six meetings. Each of the Company's Directors attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board of Directors and committees thereof of which such Director was a member.

     The Company's Corporate Governance Guidelines, Committee Charters, and Code of Business Conduct are available on its website at www.crawfordandcompany.com and are available without charge in print to any shareholder who makes a request by writing to Corporate Secretary, Legal Department, Crawford & Company, 5620 Glenridge Drive, N.E., Atlanta, Georgia 30342.

COMPENSATION

     During 2004 each director of the Company received a quarterly fee of $5,000, and $1,000 for each Board of Directors and Committee meeting attended. In addition, the Chairman of each Committee received a fee of $5,000 per quarter with the exception of the Chairman of the Audit Committee, who received $6,000 per quarter starting in the second quarter of 2004. Pursuant to the terms of the 1997 Non-Employee Director Stock Option Plan, each non-employee director elected at the 2004 Annual Meeting received an option for 3,000 shares of the Company's Class A Common Stock at a price of $5.12 per share, the fair market value of the Class A Common Stock on that date. Under the same Plan, Mr. Johnson received an option for 15,000 shares of the Company's Class A Common Stock at a price of $5.12 per share, the fair market value of the Class A Common Stock on April 27, 2004, the date he was elected as a Director, and Mr. Edwards received an option for 15,000 shares of the Company's Class A Common Stock at a price of $7.09 per share, the fair market value of the Class A Common Stock on February 1, 2005, the date he was elected as a Director. The options are non-transferable; are exercisable at any time after grant; and lapse on the date the holder is no longer a Director, if that occurs on or before the fifth anniversary of the grant date, or otherwise on the tenth anniversary of the grant date.

COMMUNICATIONS WITH THE BOARD, BOARD ATTENDANCE AT ANNUAL MEETINGS, SHAREHOLDER NOMINEES

     Individuals may communicate with the Board by sending a letter to Board of Directors, Crawford & Company, P. O. Box 1261, Tucker, Georgia 30085-1261. Your letter will be shared with all members of the Board and may, at the discretion of the Board, be shared with Company management, unless your letter requests otherwise. Communications that are specifically intended for non-management directors should be addressed to "Presiding Director," Board of Directors, Crawford & Company at this same address. Your letter will be shared with all non-management Directors but may, at the discretion of the non-management Directors, be shared with management Directors, or the management of the Company, unless your letter requests otherwise.

     The Company encourages all Directors to attend the Company's Annual Meeting and facilitates the scheduling of the Annual Meeting to accommodate all Directors. The Company also holds a full Board meeting the same day as the Annual Meeting to further encourage all Directors to attend the Annual Meeting. At the last Annual Meeting all then current Directors attended.

     Any Shareholder, who is the continuous record owner of at least one percent (1%) of the Common Stock of the Company for at least one year prior to the submission of the candidate and who provides a written statement that they intend to continue ownership of the shares through the Annual Meeting of Shareholders, may submit a nomination for Director. The candidate must meet the qualifications stated in the Company's By-laws and the submission must be made to the Nominating/Corporate Governance/Compensation Committee at P. O. Box 1261, Tucker, Georgia 30085, no more than 180 days and no less than 120 days prior to the anniversary date of this Proxy Statement. The Nominating/Corporate Governance/Compensation Committee will review all candidates submitted by Shareholders for consideration as nominees pursuant to its general practices and the guidelines stated in its charter before submitting any nominee to the full Board of Directors for consideration.

SHAREHOLDER VOTE

     Each share of Class B Common Stock is entitled to cast an affirmative vote for up to nine (9) Director nominees. Cumulative voting is not permitted. The nine nominees for Director who receive the highest number of votes cast, in person or by proxy, at the Annual Meeting will be elected Directors. Negative votes or abstentions, including broker non-votes, will not be counted.

     The Company encourages shareholders who hold shares through a brokerage account to provide instruction to their brokerage firm by voting their proxy. Providing voting instructions ensures that shares will be voted at the meeting. If shares are held through a brokerage account, the brokerage firm under certain circumstances, may vote the shares without instructions. On certain "routine" matters, such as the election of directors, brokerage firms have authority under NYSE rules to vote their customers' shares if the customers do not provide voting instructions. When a brokerage firm votes its customers' shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter.

     On "non-routine" matters, if the brokerage firm has not received voting instructions from the shareholder, the brokerage firm cannot vote the shares on that proposal, which is considered a "broker non-vote." Broker non-votes will be counted for purposes of establishing a quorum to conduct business at the meeting but not for determining the number of shares voted for or against the non-routine matter.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITS NOMINEES FOR DIRECTORS.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information for the fiscal years ended December 31, 2004, 2003, and 2002, concerning compensation paid to or accrued by the Company for those persons who were, at December 31, 2004, (i) the Chief Executive Officer, and anyone serving as Chief Executive Officer during 2004 and (ii) the other four most highly compensated Executive Officers of the Company (hereinafter collectively referred to as the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                     COMPENSATION
                                                                                 ---------------------
                                            ANNUAL COMPENSATION                         AWARDS               ALL
                              ------------------------------------------------   ---------------------      OTHER
                                                                OTHER ANNUAL     SECURITIES UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR   SALARY ($)   BONUS ($)   COMPENSATION ($)    OPTIONS/SARS (#)(4)       ($)(5)
---------------------------   ----   ----------   ---------   ----------------   ---------------------   ------------
T. W. Crawford(1)...........  2004    $200,000    $133,333          $  0                500,000            $    28
  President and
  Chief Executive Officer
J. F. Giblin................  2004     336,311      35,000             0                 30,000             17,483
  Executive Vice President
     and                      2003     322,799           0             0                 15,000             16,480
  Chief Financial Officer     2002     307,583           0             0                 22,500              1,925
J. T. Bowman................  2004     315,424      25,000             0                155,200             20,668
  President, Crawford &       2003     288,438           0             0                 15,000             20,390
  Company International,
     Inc.                     2002     272,088           0             0                 72,500             20,300
W. L. Beach.................  2004     205,124      15,000             0                 10,000             11,983
  Senior Vice President -     2003     195,356           0             0                  5,000             12,244
  Human Resources             2002     188,925           0             0                  7,500              8,672
W. B. Swain, Jr. ...........  2004     173,125      17,000             0                 10,000              9,324
  Senior Vice President -     2003     157,500           0             0                  5,000              8,184
  Controller                  2002     137,083           0             0                  7,500                608
G. L. Davis(2)..............  2004     167,801           0             0                 50,000            421,489
  Former Chairman, President  2003     531,503           0             0                 30,000             25,681
  and Chief Executive
     Officer                  2002     504,334           0             0                 40,000              2,349
M. G. Long(3)...............  2004     289,928           0             0                 20,000            370,311
  Former President and        2003     197,922           0             0                 13,000             11,033
  Chief Executive Officer     2002     132,188           0             0                  4,500              1,472

---------------

(1) Mr. Crawford became President and Chief Executive Officer September 1, 2004.

(2) Mr. Davis was Chairman, President and Chief Executive Officer until April 22, 2004.

(3) Mr. Long was President and Chief Executive Officer from April 22, 2004 until September 1, 2004.

(4) Represents shares of the Company's Class A Common Stock.

(5) Represents the following amounts for 2004: (i) Mr. Crawford: $28 premium payment on term life insurance; (ii) Mr. Giblin: $10,750 Company contribution to the Company's Savings and Investment Plan, $168 premium payment on term life insurance, and $6,565 Company contribution to the Deferred Compensation Plan under the Company's Supplemental Executive Retirement Plan ("SERP"); (iii) Mr. Bowman: $20,500 Company contribution to the Crawford Deferred Compensation Plan, and $168 premium payment on term life insurance; (iv) Mr. Beach: $4,479 Company contribution to the Company's Savings and Investment Plan, $168 premium payment on term life insurance, $121 Company contribution to the Crawford Deferred Compensation Plan, and $7,215 automobile allowance; (v) Mr. Swain: $8,810 Company contribution to the Company's Savings and Investment Plan, $346

    Company contribution to the Crawford Deferred Compensation Plan, and $168 premium payment on term life insurance; (vi) Mr. Davis: $52,752 value of company car given upon termination, $368,667 severance and $70 premium payment on term life insurance; (vii) Mr. Long: $10,750 Company contribution to the Company's Savings and Investment Plan, $126 premium payment on term life insurance, $7,887 Company contribution to the Deferred Compensation Plan under the Company's SERP, $36,792 value of company car given upon termination, and $314,756 severance.

STOCK OPTION EXERCISES AND YEAR-END VALUES

     The following table provides information concerning the exercise of stock options during the last fiscal year and unexercised options held as of the end of the fiscal year with respect to the Named Executive Officers:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                               NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                                                               OPTIONS AT FY-END(#)             FY-END($)
                                                            --------------------------   -----------------------
                       SHARES ACQUIRED ON       VALUE             EXERCISEABLE/               EXERCISABLE/
NAME                      EXERCISE (#)       REALIZED ($)        UNEXERCISABLE(1)           UNEXERCISABLE(1)
----                   -------------------   ------------   --------------------------   -----------------------
T. W. Crawford.......         None                $0                   0/500,000              $   0/960,000
J. F. Giblin.........         None                 0             160,600/165,500               6,900/37,800
J. T. Bowman.........         None                 0              45,823/286,900              6,900/117,928
W. L. Beach..........         None                 0               44,000/65,500               2,300/12,600
W. B. Swain, Jr. ....         None                 0               20,800/47,700               2,300/12,600
G. L. Davis..........         None                 0                         0/0                        0/0
M. G. Long...........         None                 0               26,800/10,700                   21,900/0

---------------

(1) Represents the aggregate number of shares of Class A Common Stock covered by unexercised options at fiscal year end, and the aggregate difference between the exercise price and market value thereof at December 31, 2004 based on the closing price for the Class A shares on the New York Stock Exchange on that date, for those options that have an exercise price below the December 31, 2004 market value.

STOCK OPTION GRANTS

     The following table provides information concerning the grant of stock options under the Company's 1997 Key Employee Stock Option Plan during the fiscal year ended December 31, 2004:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                       --------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                         NUMBER OF        % OF TOTAL                                 ASSUMED ANNUAL RATES OF
                         SECURITIES        OPTIONS                                STOCK PRICE APPRECIATION FOR
                         UNDERLYING       GRANTED TO     EXERCISE                        OPTION TERM(2)
                          OPTIONS         EMPLOYEES       PRICE      EXPIRATION   -----------------------------
NAME                   GRANTED (#)(1)   IN FISCAL YEAR    ($/SH)        DATE         5% ($)          10% ($)
----                   --------------   --------------   --------    ----------   -------------   -------------
T. W. Crawford.......     500,000           44.84%        $5.08         9/1/14     $1,597,392      $4,048,106
J. F. Giblin.........      30,000            2.70          6.66         2/3/14        125,653         318,430
J. T. Bowman.........      30,000            2.70          6.66         2/3/14        125,653         318,430
J. T. Bowman.........     125,200           11.23          6.36        9/15/14        500,771       1,269,053
W. L. Beach..........      10,000            0.90          6.66         2/3/14         41,884         106,143
W. B. Swain, Jr. ....      10,000            0.90          6.66         2/3/14         41,884         106,143
G. L. Davis..........      50,000            4.49          6.66        4/22/04(3)     209,422         530,716
M. G. Long...........      20,000            1.80          6.66       10/15/04(3)      83,769         212,287

---------------

(1) Options granted are with respect to the Company's Class A Common Stock and become exercisable twenty percent (20%) each year commencing on the first anniversary of the option grant date, except for the option granted to T. W. Crawford, which becomes exercisable twenty-five percent (25%) each year commencing on the first anniversary of the option grant date.

(2) The "Annual Rates of Stock Price Appreciation" set forth in the table are mandated by the rules of the Securities and Exchange Commission. The Company gives no assurance that these or any other rates of appreciation can or will be achieved over the option terms. However, any rates of appreciation that are achieved will benefit all holders of the Company's Common Stock.

(3) Pursuant to the 1997 Key Employee Stock Option Plan, these options automatically expire upon termination of the executive's employment since they had not been held for a period of at least one year at that time.

PENSION PLANS

     The following table indicates estimated annual retirement benefits on a straight line annuity basis payable following retirement at age 65 to participants at the specified compensation and period of service classifications under the Company's U.S. defined benefit pension plan, which was frozen for future benefit accruals at December 31, 2002:

                               PENSION PLAN TABLE

                                       YEARS OF SERVICE AT TIME OF RETIREMENT
                        ---------------------------------------------------------------------
ANNUAL REMUNERATION       15        20        25        30        35         40         45
-------------------     -------   -------   -------   -------   -------   --------   --------
$125,000..............  $37,500   $50,000   $62,500   $75,000   $87,500   $100,000   $112,500
 150,000..............   45,000    60,000    75,000    90,000   105,000    120,000    135,000
 175,000..............   52,500    70,000    87,500   105,000   122,500    140,000    157,500
 200,000..............   60,000    80,000   100,000   120,000   140,000    160,000    180,000
 225,000..............   67,500    90,000   112,500   135,000   157,500    180,000    202,500
 250,000..............   75,000   100,000   125,000   150,000   175,000    200,000    225,000
 300,000..............   90,000   120,000   150,000   180,000   210,000    240,000    270,000
 400,000..............  120,000   160,000   200,000   240,000   280,000    320,000    360,000
 500,000..............  150,000   200,000   250,000   300,000   350,000    400,000    450,000
 600,000..............  180,000   240,000   300,000   360,000   420,000    480,000    540,000
 700,000..............  210,000   280,000   350,000   420,000   490,000    560,000    630,000
 800,000..............  240,000   320,000   400,000   480,000   560,000    640,000    720,000

     The Company maintains a non-contributory Retirement Plan for the benefit of substantially all of the U.S. employees of the Company. The Retirement Plan provides for annual retirement benefits at Normal Retirement Age (65) equal to 2% of the participant's total compensation (as defined in the Retirement Plan) for all credited years of service under the Plan. The benefits are not affected by Social Security benefits payable to the participant; however, they are actuarially reduced for retirements before the Normal Retirement Age or if the retiree selects benefits other than an individual life-time annuity. Credited years of service under the Retirement Plan for Messrs. Giblin, Beach, Swain, Davis and Long are 15, 8, 13, 27 and 41 respectively. Mr. Bowman and Mr. T. W. Crawford do not participate in the Retirement Plan. Effective December 31, 2002, accruals under the Retirement Plan were frozen. In place of the accruals under the now frozen Retirement Plan, the Company may make a discretionary contribution to the Defined Contribution Plan for eligible employees based on years of service and compensation as well as Company financial results.

     Additionally, the Company maintains an unfunded Supplemental Executive Retirement Plan ("SERP") for certain Executive Officers to provide benefits that would otherwise be payable under the Retirement Plan and/or Defined Contribution Plan but for limitations placed on covered compensation and benefits under the Internal Revenue Code. Effective December 31, 2002, accruals under the SERP were also frozen as to the Retirement Plan. The SERP was amended to allow the Company, when it elects to make the discretionary contribution to the Defined Contribution Plan for eligible employees, to also make an additional SERP Service Contribution to the Deferred Compensation Plan for participants of the SERP. The amounts contributed in 2004 for the Named Executive Officers are reflected in the All Other Compensation column of the Summary Compensation Table and footnote 5 thereto.

           REPORT OF THE NOMINATING/CORPORATE GOVERNANCE/COMPENSATION
                      COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The Company's executive compensation is administered by the Nominating/Corporate Governance/ Compensation Committee (the "Committee") of the Board of Directors which was formed on February 3, 2004. Prior to that, the Senior Compensation and Stock Option Committee of the Board of Directors administered the Company's executive compensation. The fundamental philosophy of the Committee is to ensure that the compensation programs of the Company will attract and retain key executives critical to its long-term success through the establishment of a performance-oriented environment that rewards the achievement of strategic management goals, with the attendant enhancement of shareholder value.

     There are three elements in the Company's executive compensation program, all related to individual and Company performance:

     - Base Salary Compensation

     - Annual Incentive Compensation

     - Long-term Incentive Compensation

BASE SALARY COMPENSATION

     The Company has established a comprehensive Wage and Salary Administration Policy applicable to the Company and its U.S. subsidiaries. This Policy includes a program for grading each position, including those of the U.S. Executive Officers of the Company, to ensure internal equity. Additionally, the Policy sets forth grade levels and salary ranges for those grade levels, and provides for annual merit increases tied to individual job performance as measured through annual performance reviews. Based on published national surveys, the Company annually establishes merit increase budgets as a percent of current salaries and any increases in salary ranges for the next fiscal year. Generally, the Company is at the midpoint of projected merit salary increases and salary range adjustments as reflected in the national surveys, with some adjustment up or down depending on prior year pre-tax earnings and revenues of the Company. Consistent with the overall merit increase percentage, the Company establishes guidelines for individual salary adjustments based on the individual's performance rating.

     The Committee initially establishes and re-evaluates the salary of the Chief Executive Officer on an annual basis. In re-evaluating the base salary for the Chief Executive Officer, the Committee looks primarily at the pre-tax earnings of the Company in the preceding fiscal year as compared to the prior fiscal year. The Committee also takes into account external circumstances which may have impacted that performance which were not within the control of the Company or its Executive Officers, the increases in the base salaries of other employees of the Company, and the Committee's assessment of the personal performance of the Chief Executive Officer during the preceding year. For both establishing and re-evaluating the base salary of the Chief Executive Officer, the Committee also looks at market conditions, both within the Company's industry peer group and otherwise. For the 2004 fiscal year, the Committee established the Chief Executive Officer's base salary at $525,000 per annum for
G. L. Davis, $450,000 per annum for M. G. Long, and $600,000 per annum for T. W. Crawford.

ANNUAL INCENTIVE COMPENSATION

     Under the Company's 1996 Incentive Compensation Plan, which covers all U.S. key employees of the Company (other than the Chief Executive Officer), at the beginning of each fiscal year the Committee establishes pre-tax earnings and revenue thresholds, as well as targeted pre-tax earnings. A bonus pool is created for sales and marketing key employees based principally on increases in revenues above the threshold amount, while the bonus pool for other participants is based primarily on growth in pre-tax earnings from the threshold amount up to the targeted pre-tax earnings. The Committee has the discretion to modify the formula for any bonus pool. The bonus pool is allocated by the Chief Executive Officer to the business units and staff departments based on his assessment of performance of the business unit and staff participants, and to each individual participant by the business unit or staff manager based on the individual's personal performance and salary grade. The Chief Executive Officer establishes the bonuses for his direct reports.

     The Committee sets the bonus for the Chief Executive Officer, based primarily on pre-tax earnings and the bonuses paid under the 1996 Incentive Compensation Plan, as a percentage of salary, to the other Executive Officers of the Company. Historically, the Chief Executive Officer's bonus, as a percentage of his base salary, has been higher than the average paid to the other Executive Officers, expressed as a percentage of their base salaries. The Committee awarded the Chief Executive Officer, Mr. T. W. Crawford, a bonus of $133,333 for 2004, to be paid in 2005. This bonus was based upon Mr. Crawford's role in improved financial results for the fourth quarter of 2004 (his first full fiscal quarter), as well as his role in successfully creating and implementing various operational goals of the Company in order to position the Company to achieve more beneficial financial results in future quarters.

LONG-TERM INCENTIVE COMPENSATION

     Under the Company's 1997 Key Employee Stock Option Plan, officers and other key employees of the Company are granted options by the Committee to purchase shares of the Company's Class A Common Stock. The exercise price for all options granted is set at the market price of the Company's Class A Common Stock on the date of the option grant and, to the extent permissible under the relevant provisions of the Internal Revenue Code, the options granted under the Plan are generally statutory "Incentive Stock Options." The Committee typically reviews and acts upon the recommendations of the Chief Executive Officer for the grant of options, on a discretionary basis, annually to the Company's other officers and key employees. The number of shares of the Company's Class A Common Stock covered by such options is generally based upon the grade level of the officer or other key employee's position, with adjustments for extraordinary performance, but without regard to the individual's stock ownership or the number of options previously granted. In 2004, as part of the annual grant, the Committee granted options to G. L. Davis, the then Chief Executive Officer, of 50,000 shares of the Company's Class A Common Stock. Upon his appointment as Chief Executive Officer on September 1, 2004, T. W. Crawford was granted options for 500,000 shares of the Company's Class A Common Stock. The grant of such a significant number of options to Mr. Crawford was made by the Committee to attract Mr. Crawford to take the Chief Executive Officer position at the Company, as well as to enable Mr. Crawford to have a significant stake in the Company's financial results and concomitant share price. It is anticipated that upon shareholder approval after this year's Annual Meeting of Shareholders, the Executive Stock Bonus Plan will replace the 1997 Key Employee Stock Option Plan with respect to new grants of incentive equity compensation.

                                          J. HICKS LANIER
                                          CLARENCE H. RIDLEY
                                          E. JENNER WOOD, III
                                          ROBERT T. JOHNSON

                          STOCK OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information, as of March 1, 2005, as to shares of Class A and Class B Common Stock beneficially owned by each current Director or nominee for election as a Director, each of the Named Executive Officers, and all current Directors and Executive Officers as a group. As of March 1, 2005, 24,179,792 shares of Class A Common Stock and 24,697,172 shares of Class B Common Stock were outstanding.

                                                                                   PERCENT OF
                                                       AMOUNT AND NATURE OF       TOTAL SHARES
                                                      BENEFICIAL OWNERSHIP(1)    OUTSTANDING(2)
                                                      -----------------------   -----------------
NAME                                                   CLASS A      CLASS B     CLASS A   CLASS B
----                                                  ----------   ----------   -------   -------
Jesse C. Crawford(3)(4).............................  12,083,158   12,783,181    49.9%     51.8%
J. Hicks Lanier(5)(6)...............................      39,037        3,037      --        --
Larry L. Prince(5)(6)...............................      37,125        1,125      --        --
John A. Williams(5).................................      36,000        1,500      --        --
E. Jenner Wood, III(5)(6)...........................      36,750           --      --        --
Clarence H. Ridley(7)...............................      18,000        7,000      --        --
Robert T. Johnson(8)................................      17,000        2,000      --        --
James D. Edwards(8).................................      15,000           --      --        --
Thomas W. Crawford..................................       5,000        8,000      --        --
John F. Giblin(9)...................................     238,866        3,000      --        --
Jeffrey T. Bowman(10)...............................      67,745           --      --        --
William L. Beach(11)................................      52,830           --      --        --
W. Bruce Swain, Jr. (12)............................      27,900           --      --        --
Grover L. Davis.....................................       4,656          104      --        --
Marshall G. Long....................................      13,644           --      --        --
                                                      ----------   ----------    ----      ----
All Directors and Executive Officers as a Group (19
  persons)(13)......................................  12,737,297   12,808,947    51.4      51.9
                                                      ----------   ----------    ----      ----

---------------

 (1) Except as otherwise indicated in the following footnotes, the persons possessed sole voting and investment power with respect to all shares set forth opposite their names.

 (2) Except where a percentage is specified, the person's ownership represents less than 1% of the outstanding shares.

 (3) Includes 30,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2005.

 (4) See Note (4) to the table set forth under "Security Ownership of Certain Beneficial Owners" below with respect to the Class B Common Stock. The shares of Class A Common Stock shown as beneficially owned by Jesse C. Crawford include 53,691 shares held in trust for his son over which he has voting and shares investment power, and 8,572,012 shares held by Crawford Partners LP over which he shares voting and investment power.

 (5) Includes 36,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2005.

 (6) Messrs. Lanier and Prince are directors of SunTrust Banks, Inc. Mr. Wood is Chairman, President and Chief Executive Officer of SunTrust Bank, Central Group. Messrs. Lanier, Prince and Wood disclaim any beneficial ownership in shares held by SunTrust Banks, Inc. or any of its banking subsidiaries, which shares are not reflected in the table. See "Information With Respect to Certain Business Relationships" and "Security Ownership of Certain Beneficial Owners."

                                                (footnotes continued on page 12)

 (7) Includes 18,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2005.

 (8) Includes 15,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2005.

 (9) Includes 224,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2005.

(10) Includes 58,650 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2005.

(11) Includes 52,500 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2005.

(12) Includes 27,900 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2005.

(13) Includes 8,625,703 shares of Class A Common Stock and 10,901,081 shares of Class B Common Stock as to which voting or investment power is shared and 628,350 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information concerning each person known to the Company to be the "beneficial owner", as such term is defined by the rules of the Securities and Exchange Commission ("SEC"), of more than 5% of the outstanding shares of Class B Common Stock of the Company as of March 1, 2005:

                                                                                       PERCENT OF
                                                             AMOUNT AND NATURE OF    CLASS B SHARES
NAME AND ADDRESS                                             BENEFICIAL OWNERSHIP     OUTSTANDING
----------------                                             --------------------    --------------
SunTrust Bank..............................................       12,771,711(1)           51.7%
  One Park Place, N.E.
  Atlanta, Georgia 30303
Estate of Virginia C. Crawford.............................        8,052,295(1)(4)        32.6%
  c/o SunTrust Bank
  55 Park Place
  Atlanta, Georgia 30303
Linda K. Crawford..........................................        2,677,372(2)(3)        10.8%
  57 N. Green Bay Road
  Lake Forest, Illinois 60045
Crawford Partners, L.P. ...................................        2,414,636(1)(4)         9.8%
  55 Park Place
  Atlanta, Georgia 30303
Jesse C. Crawford..........................................       12,783,181(1)(4)        51.8%
  Crawford Communications, Inc.
  3845 Pleasantdale Rd.
  Atlanta, Georgia 30340

---------------

(1) The shares are held by one or more bank subsidiaries of SunTrust Bank in various fiduciary and agency capacities. SunTrust Bank has sole voting power with respect to 4,285,266 of such shares. SunTrust Bank has sole investment power with respect to 4,334,504 of such shares and shares investment power with respect to 8,437,207 of such shares. SunTrust Bank disclaims any beneficial interest in any such shares. Included are all of the shares shown as beneficially owned by Crawford Partners, L.P. and the Estate of Virginia
    C. Crawford, and those shares shown as owned by Jesse C. Crawford with whom investment or voting power is shared.

                                                (footnotes continued on page 13)

(2) The shares shown as beneficially owned by Linda K. Crawford include 66,895 shares which are held in a trust established for the benefit of one of the children of Robert C. Crawford. Under the terms of this trust, Wachovia Bank NA and another individual share voting power with respect to the shares held by such trust, and Linda K. Crawford and another individual share investment power with respect thereto. Linda K. Crawford disclaims any beneficial interest in any of these shares held in trust.

(3) The shares shown as beneficially owned by Linda K. Crawford include 1,150,500 shares which are held in a trust for the benefit of an adult daughter of Linda K. Crawford. The daughter has sole voting and investment power with respect to these shares but has an understanding with Linda K. Crawford that Linda K. Crawford shall vote these 1,150,500 shares. Linda K. Crawford disclaims any beneficial interest in any of the shares held in this trust.

(4) The shares shown as beneficially owned by Jesse C. Crawford include 49,238 shares held in trust for his son over which he has voting and shares investment power; 2,414,636 shares held by Crawford Partners, L.P. over which he shares voting and investment power; 8,052,295 shares held in the Estate of Virginia C. Crawford over which he has voting power and shares investment power; and 384,912 shares in a trust over which he shares voting and investment power.

         INFORMATION WITH RESPECT TO CERTAIN BUSINESS RELATIONSHIPS AND
                              RELATED TRANSACTIONS

     On September 29, 2004, the Company completed the sale of an undeveloped parcel of real estate to a limited liability company wholly owned and controlled by Mr. John A. Williams, a member of the Company's Board of Directors, for a purchase price of $9.7 million. This purchase price represented a premium over an independent appraisal value of the property. The Company received cash of $2.1 million and a $7.6 million first lien mortgage note receivable, at an effective interest rate of 4% per annum, due in its entirety in 270 days. A pretax gain of $8.6 million was recognized on the sale. As a result of this sale, Mr. Williams was determined by the Board not to be independent as a director.

     SunTrust Bank holds 12,771,711 shares of Class B Common Stock of the Company as of March 1, 2005. See "Stock Ownership Information -- Security Ownership of Certain Beneficial Owners." SunTrust Bank exercises voting authority with respect to shares of Class B Common Stock held in fiduciary capacities. SunTrust Bank is also a lender to the Company. As of the end of the last fiscal year, the Company was indebted to SunTrust in the amount of $21,107,969. In addition the Company also maintains a normal commercial banking relationship with SunTrust Bank, which serves as trustee and investment manager for the Crawford & Company Retirement Plan and the Crawford & Company Employee Disability Income Plan. SunTrust also processes checks relating to loss fund accounts, which are used for payment of the Company's clients' claims. E. Jenner Wood, III, a Director of the Company, is Chairman of the Board, President and Chief Executive Officer of SunTrust Bank, Central Group. The Board has determined that these relationships do not affect Mr. Wood's independence.

                           EQUITY COMPENSATION PLANS

     The following table sets forth certain information concerning securities authorized for issuance under equity compensation plans as of December 31, 2004. Only the Company's Class A Common Stock is authorized for issuance under these plans.

                                                                                  NUMBER OF SECURITIES
                                                                                REMAINING AVAILABLE FOR
                           NUMBER OF SECURITIES TO     WEIGHTED-AVERAGE       FUTURE ISSUANCE UNDER EQUITY
                           BE ISSUED UPON EXERCISE    EXERCISE PRICE OF            COMPENSATION PLANS
                           OF OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,   (EXCLUDING SECURITIES REFLECTED
PLAN CATEGORY                WARRANTS AND RIGHTS     WARRANTS AND RIGHTS             IN COLUMN (A))
-------------              -----------------------   --------------------   --------------------------------
                                     (A)                     (B)                          (C)
Equity compensation plans
  approved by security
  holders................         5,223,406                  9.83                      2,600,545
Equity compensation plans
  not approved by
  security holders.......               N/A                   N/A                            N/A

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and greater than ten percent (10%) beneficial owners of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports are required, the Company believes that, during the year ending December 31, 2004, all of its officers, directors and greater than ten percent beneficial owners complied with applicable filing requirements.

                 FIVE YEAR COMPARATIVE STOCK PERFORMANCE GRAPH

     The following line graph compares the cumulative return on the Company's Class B Common Stock against the cumulative total return on (i) the Standard & Poors Composite 500 Stock Index and (ii) the Standard & Poors Insurance -- Property and Casualty Index for the five year period commencing January 1, 2000 and ended December 31, 2004:

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------
                             1999      2000      2001      2002      2003      2004
-------------------------------------------------------------------------------------
 Crawford & Company
   (Class B)                100.00     89.81     95.95     42.65     62.89     69.81
 S&P 500 Index              100.00     90.90     80.09     62.39     80.29     89.03
 S&P Property-Casualty
   Insurance Index          100.00    155.85    143.35    127.55    161.24    178.04

     This total shareholders' return model assumes reinvested dividends and is based on a $100 investment on December 31, 1999.

     Prepared by Standard & Poor's Compustat Services, a division of McGraw-Hill, Inc.

           PROPOSAL 2 -- TO APPROVE THE CRAWFORD & COMPANY EXECUTIVE
                                STOCK BONUS PLAN

     GENERAL. Effective March 1, 2005, the Board of Directors adopted the Crawford & Company Executive Stock Bonus Plan (the "Plan") attached as Appendix
A. Under the Plan, key employees of the Company and its subsidiaries are granted restricted stock and performance share units, which are collectively referred to as "Awards". A total of 4,000,000 shares of Class A Common Stock are available for the grant of Awards under the Plan. In any calendar year, no key employee may be granted more than 250,000 shares of restricted stock or performance share units with respect to more than 250,000 shares of Class A Common Stock.

     ADMINISTRATION. The Plan is administered by the Nominating/Corporate Governance/Compensation Committee of the Board of Directors (the "Committee"). The Committee consists of two or more Directors who are "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). The Committee determines which employees of the Company and its subsidiaries will be granted Awards and the terms of those Awards. The Committee has complete discretionary authority to interpret and administer the Plan and make changes to the terms and conditions of Awards. The Board has the authority to amend the Plan.

     PERFORMANCE SHARE UNITS. A performance share unit is a book-keeping unit that has a value equal to the fair market value of one share of Class A Common Stock. A key employee granted a performance share unit will receive an Award agreement, which will state the number of performance share units granted, the performance period and the conditions, if any, under which the performance shares will vest. Payment of vested performance share units will be made in Class A Common Stock as soon as practicable after the Committee certifies that the performance share unit is payable, but in no event later than 2 1/2 months after the calendar year in which the performance share unit vests. The Company intends for the payment of performance share units to be exempt from the application of Section 409A of the Code as a "short-term deferral".

     RESTRICTED STOCK. A share of restricted stock is a share of Class A Common Stock subject to restrictions on vesting. A grant of restricted stock will be evidenced by an Award agreement, which will state the number of shares of restricted stock granted, and the conditions, if any, under which the key employee's interest in the underlying Class A Common Stock becomes vested. Cash dividends will be paid directly to the key employee holding the restricted stock. The Award agreement will specify whether a stock dividend will be subject to the same vesting restrictions as the underlying restricted stock or whether it will be paid directly to the key employee.

     VESTING AND PERFORMANCE GOALS. The vesting conditions for Awards may relate to employment, performance goals or other conditions. Performance goals are established by the Committee from one or more of the following business criteria that are to be achieved during a performance period: (1) revenue growth, (2) operating earnings and margin, (3) operating cash flow, (4) client satisfaction, (5) market share, (6) earnings per share, (7) return on equity, or
(8) any other business criteria as may be determined by the Committee. Performance goals may be based on (i) Company wide performance, (ii) performance of a subsidiary, division, region, department, function, branch, facility, or other operational unit of the Company, (iii) individual performance or (iv) any combination of the above. The vesting of an Award may also be based on the key employee's achievement of an individual performance goal. The Committee has complete discretionary authority to determine whether an Award is intended to comply with the requirements of Section 162(m) of the Code and the regulations thereunder as "performance-based" compensation.

     NON-TRANSFERABILITY. Awards are not transferable except by will or the laws of descent and distribution. During the key employee's lifetime, Awards may be exercised only by the key employee.

     CHANGE IN CAPITALIZATION. If there is a reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or similar event, then appropriate adjustments will be made by the Committee to the number and kind of shares available for issuance as Awards and to the number and kind of shares allocated to unvested Awards granted prior to such change.

     CORPORATE TRANSACTIONS. Upon the consummation of (a) dissolution or liquidation of the Company, (b) a sale of all or substantially all of the assets of the Company, (c) a reorganization, merger or consolidation of the Company with one or more corporations where the Company is not the surviving or resulting corporation, or (d) a reverse merger in which the Company is the surviving corporation but the shares of Class A Common Stock outstanding immediately prior to the merger are converted by virtue of the merger to other property (collectively, a "Terminating Event"), any Award granted prior to the Terminating Event will vest in full and the payment for a performance share unit will be prorated for the period of time that has elapsed from the beginning of the performance period until the time of the Terminating Event.

     TERM OF PLAN. The Plan will continue for a period of 10 years from the date of its adoption, unless it is earlier terminated by the Board.

     FEDERAL INCOME TAX CONSEQUENCES. A description of the United States federal income tax consequences of participation in the Plan under present law is set forth below. This is only a general summary based on current federal income tax laws, regulations, and judicial and administrative interpretations thereof. The federal income tax laws and regulations are frequently amended, and such amendments may or may not be retroactive with respect to transactions described herein.

     Performance Share Units. A key employee will not be subject to tax upon the grant of a performance share unit. The key employee will generally recognize ordinary income equal to the fair market value of the Class A Common Stock received as payment on a performance share unit in the year that such shares are transferred to him or her. If the performance share unit is forfeited, the key employee will not recognize any income. The Company will withhold for any applicable federal, state and local income and employment taxes. The Company is entitled to a deduction equal to the amount the key employee includes in ordinary income in the year of such inclusion.

     Under Treasury Regulation 1.83-3(j), special rules apply if a key employee could be subject to liability under Section 16(b) of the Exchange Act ("Section 16(b)") for selling the shares of Class A Common Stock transferred to the key employee in settlement of a performance share unit at a profit within 6 months of the date the "purchase" of such stock occurs.

     The tax court has held that a "purchase" of stock under an option for purposes of Treasury Regulation 1.83-3(j) occurs when there is a "purchase" for purposes of Section 16(b). The IRS has taken the same position. Although the Company can find no similar cases or rulings with respect to performance share units, the Company believes that the same reasoning applied to stock acquired through the exercise of options should apply to stock acquired through performance share units, so that the "purchase" of a share of stock acquired under a performance share unit occurs when there is a "purchase" for Section 16(b) purposes. Under Section 16(b), the "purchase" of a share acquired under a performance share unit occurs on the date the Committee certifies the number of shares to be transferred to the key employee in settlement of such performance share unit (the "determination date").

     Therefore, in the event a key employee could be subject to liability under
Section 16(b) of the Exchange Act as described above, the key employee will not recognize ordinary income on the date the shares of Class A Common Stock are transferred to him or her, but will recognize ordinary income equal to the fair market value of such Class A Common Stock on the earlier of 6 months after the determination date or the date such shares may be sold without any liability to the key employee under Section 16(b) of the Exchange Act. Alternatively, the key employee may make an election under Section 83(b) of the Code (no later than 30 days after the transfer of shares) to include in income the fair market value of such Class A Common Stock on the date the Class A Common Stock is transferred to the key employee.

     Restricted Stock. A key employee generally will not be subject to income tax upon the grant of restricted stock. When the restricted stock vests, the key employee will recognize ordinary income in an amount equal to the fair market value of the class A Common Stock underlying the restricted stock award on the date of vesting. If the restricted stock is forfeited, the key employee will recognize no income. Any cash dividends paid on restricted stock will be taxed as ordinary income in the year the cash dividend is received. Stock dividends that are subject to vesting restrictions will be taxed as ordinary income in the year they vest. Stock dividends paid directly to the key employee will be taxed as ordinary income in the year received by the key employee.

     A key employee may elect under section 83(b) of the Code (no later than 30 days after the date of grant) to recognize the fair market value of the shares of restricted stock as ordinary income at the time the restricted stock award is granted. A key employee who makes such an election will not recognize ordinary income when the restricted stock award vests, but if the restricted stock award is subsequently forfeited, the key employee will not be allowed a deduction. Further, if the key employee makes such an election, any dividend paid on restricted stock will be taxed as dividend income in the tax year that the dividend is received. The Company will withhold for any applicable federal, state and local income and employment taxes. The Company will be entitled to a deduction equal to the amount the key employee includes in his or her ordinary income in the year of such inclusion.

     Section 409A. The Company intends for Awards to be exempt from the new rules for nonqualified deferred compensation plans under Section 409A of the Code. However, if an Award is subject to

Section 409A and if such Award does not meet the requirements of Section 409A, the key employee will include in gross income in the first year of the failure, any compensation deferred with respect to the Award for that year and all previous years (and earnings), to the extent not previously included in income and not subject to a substantial risk of forfeiture. The Company will receive a corresponding deduction for the amount included in the key employee's income. The key employee also will be subject to an additional 20% tax on the amount included in income, as well as interest at the federal income tax underpayment rate plus 1% on the amounts that would have been included in income if the deferral had been included in the key employee's income in the year deferred, or if later, the year the Award is no longer subject to a substantial risk of forfeiture.

     APPROVAL OF PLAN. The adoption of the Plan must be approved by the favorable vote of a majority of the shares of Class B Common Stock present and voting at the Annual Meeting. Proxies solicited by the Board of Directors will be voted in favor of this proposal, unless the shareholders specify in their proxies a contrary choice. Abstentions, including broker non-votes, will not be counted.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE CRAWFORD & COMPANY EXECUTIVE STOCK BONUS PLAN.

               PROPOSAL 3 -- RATIFICATION OF INDEPENDENT AUDITORS

     Ernst & Young LLP has been selected by the Audit Committee of the Board of Directors to serve as independent auditors for the Company for the fiscal year 2005. Although the selection and appointment of independent auditors is not required to be submitted to a vote of shareholders, the Board of Directors has decided, as in the past, to ask the Company's shareholders to ratify this appointment. Despite the selection of Ernst & Young LLP as the Company's independent auditors and the ratification by the shareholders of that selection, the Audit Committee has the power at any time to select another auditor for 2005, without further shareholder action. A representative of Ernst & Young LLP will be present at the meeting and will be given an opportunity to make a statement, if he or she desires, and to respond to questions. In addition, a report of the Audit Committee in connection with the independence of the auditors, as well as other matters, follows the Board's recommendation on this matter below.

FEES PAID TO ERNST & YOUNG LLP

     In addition to performing the audit of the Company's consolidated financial statements, Ernst & Young LLP provides some other permitted services to the Company and its foreign and domestic subsidiaries. Ernst & Young LLP has advised the Company that it has billed or will bill the Company the below indicated amounts for the following categories of services for the years ended December 31, 2004 and 2003:

                                                                 2004        2003
                                                              ----------   --------
Audit fees(1)...............................................  $1,845,300   $709,500
Audit related fees(2).......................................      97,900     54,500
Tax fees(3).................................................     162,600    189,900
All other fees..............................................          --         --
                                                              ----------   --------
  Total.....................................................  $2,105,800   $953,900

---------------

(1) Audit fees include Sarbanes-Oxley Section 404 related fees.

(2) Audit related fees include: employee benefit plan audits, SAS 70 reports and accounting consultations.

(3) Tax fees consist principally of professional services rendered by Ernst & Young LLP for tax compliance and tax planning and advice.

     The Audit Committee reviews and pre-approves in addition to all audit services, all non-audit services provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of services to the Audit Committee on which advance approval is requested. The Audit Committee reviews these requests and votes by resolution its approval or rejection of such non-audit services after due deliberation.

SHAREHOLDER VOTE

     The proposal to ratify the appointment of Ernst & Young LLP to serve as independent auditors for the year 2005 will be adopted if the number of votes cast in favor of ratification exceeds the number of votes cast against ratification. Votes cast against and abstentions on this matter will be counted as votes against the matter. Because this is a routine matter, broker non-votes will not change the number of votes cast for or against the matter. If the shareholders do not ratify the selection of Ernst & Young LLP, the selection of the independent auditors for 2005 will be determined by the Audit Committee of the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2005.

                             AUDIT COMMITTEE REPORT

     In fulfilling its responsibilities to review the Company's financial reporting process, the Audit Committee (the "Committee") has reviewed and discussed with the Company's management and the independent auditors the audited financial statements to be contained in the Annual Report on Form 10-K, for the fiscal year ended December 31, 2004. Management is responsible for the financial statements and the reporting process, including the system of internal controls. Independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

     The Committee discussed with the independent auditors the matters required to be discussed by Statement on Audit Standards No. 61, Communications with Audit Committee, as amended. In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosure required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In determining the independence of the auditors, the Committee has considered, among other matters, whether the provision of services, other than those related to the audit of the Company's annual financial statements, is compatible with maintaining the auditors' independence.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee further discussed those items contained in NYSE Listing Rules Section 303(A)(6) and otherwise complied with the obligations stated therein. The Committee held four meeting during fiscal year 2004.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee has selected Ernst & Young LLP as the Company's independent auditors for 2005, with this selection to be ratified by the shareholders.

                                          ROBERT T. JOHNSON
                                          J. HICKS LANIER
                                          LARRY L. PRINCE

                                   FORM 10-K

     The Crawford & Company Annual Report on Form 10-K for 2004, filed with the Securities and Exchange Commission, is available free of charge upon written request to the Secretary, Crawford & Company, P.O. Box 5047, Atlanta, Georgia 30302 and on the Company's web site www.crawfordandcompany.com.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal to be presented at the 2006 Annual Meeting of the Shareholders must be received by the Company no later than November 23, 2005 for inclusion in the proxy statement for that meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934. Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934 and the By-laws of the Company, the Board of Directors may exercise discretionary voting authority at the 2006 Annual Meeting under proxies it solicits to vote on a proposal made by a shareholder that the shareholder does not seek to include in the Company's proxy statement pursuant to Rule 14a-8, unless the Company is notified about the proposal prior to November 23, 2005 and the shareholder satisfies the other requirements of Rule 14a-4(c).

                                 OTHER MATTERS

     The minutes of the Annual Meeting of Shareholders held on April 27, 2004 will be presented at the Annual Meeting, but it is not intended that action taken under the Proxy will constitute approval of the matters referred to in such minutes. The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters come before this meeting, however, the persons named in the Proxy will vote such Proxy in accordance with their judgment on such matters.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally, or by telephone, electronic mail or by mail by one or more employees of the Company. The Company may also reimburse brokers, banks, nominees or other fiduciaries for the reasonable clerical expenses of forwarding the proxy material to their principals, the beneficial owners of the Company's Class A or Class B Common Stock.

March 22, 2005

                                                                      APPENDIX A

                               CRAWFORD & COMPANY

                           EXECUTIVE STOCK BONUS PLAN

     SECTION 1. Plan Established. Effective March 1, 2005, the Board of Directors of Crawford & Company, a Georgia corporation, adopted this Executive Stock Bonus Plan, pursuant to which certain of the Key Employees of the Company and Subsidiary Corporations, may be granted Restricted Stock and Performance Share Units. The Plan is effective as of the date it is approved by the shareholders of the Company.

     SECTION 2. Purpose of Plan. The purpose of the Plan is to strengthen the Company and those corporations which are or later become Subsidiary Corporations, by providing to specific Key Employees added incentives for high levels of performance and to encourage stock ownership in the Company.

     SECTION 3.  Definitions:

          (a) "Award" means a Restricted Stock or Performance Share Unit award.

          (b) "Award Agreement" means the document that sets forth the terms and conditions of an Award.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means the Nominating/Corporate Governance/Compensation Committee of the Board, or such other or successor committee as the Board may, from time to time, establish.

          (f) "Company" means Crawford & Company, a Georgia corporation, and any successor to such corporation.

          (g) "Fair Market Value" means (1) the closing price for a share of Stock on the New York Stock Exchange (or if Stock is no longer traded on the New York Stock Exchange, on the exchange or quotation system which reports or quotes the closing price for a share of Stock) as accurately reported for any date (or, if no shares of Stock are traded on such date, for the immediately preceding date on which shares of Stock were traded) in The Wall Street Journal (or if The Wall Street Journal no longer reports such price, in a newspaper or trade journal selected by the Committee) or
     (2) if no such price quotation is available, the price which the Committee, acting in good faith, determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

          (h) "Individual Performance Goals" means the goal or goals, if any, established by the Committee for individual performance measures, based on such objective or subjective criteria as the Committee deems appropriate.

          (i) "Key Employee" means a full-time, salaried employee of the Company or a Subsidiary Corporation, as selected by the Committee.

          (j) "Participant" means any Key Employee awarded an Award.

          (k) "Performance Goal" means the goal or goals, if any, established by the Committee based on one or more of the following business criteria that are to be achieved during a performance period determined by the Committee:
     (1) Revenue growth; (2) operating earnings and margin; (3) operating cash flow; (4) client satisfaction; (5) market share; (6) earnings per share;
     (7) return on equity; or (8) any other business criteria as may be determined by the Committee. Performance Goals may be based (as the Committee deems appropriate) on (i) Company-wide performance, (ii) performance of a subsidiary, division, region, department, function, branch, facility or other operational unit of the Company, (iii) individual performance (if applicable), or (iv) any combination of the foregoing. Performance Goals may be set in any manner determined by the Committee, including looking to achievement on an absolute basis or on a relative basis to prior periods or in relation to peer group, indexes or other external measure of the selected criteria. When the Committee sets Performance Goals, the Committee shall establish the general objective rules that the Committee will use to determine the extent, if any, that a Key Employee's Performance Goals have been met. In establishing any such objective rules, the Committee may, to the extent it deems appropriate, take into account any extraordinary or one-time or other non-recurring items of income or expense or gain or loss or any events, transactions or other circumstances that the Committee deems relevant in light of the nature of the Performance Goals set for the Key Employee or the assumptions made by the Committee regarding such goals.

          (l) "Performance Share Unit" means a unit granted pursuant to Section 7, the value of which is equal to the Fair Market Value of one share of Stock and which is payable in Stock.

          (m) "Plan" means this Crawford & Company Executive Stock Bonus Plan, as amended from time to time.

          (n) "Restricted Stock" means Stock granted in accordance with Section
     8.

          (o) "Stock" means the Class A Common Stock of the Company.

          (p) "Subsidiary Corporation" means any corporation which is a subsidiary corporation (within the meaning of Section 425(f) of the Code) of the Company.

     SECTION 4. Eligibility. Key Employees, who have been selected by the Committee as provided in Section 5, will be eligible to receive Awards.

     SECTION 5. Administration and Grant of Awards. The Plan will be administered by the Committee consisting of two or more directors appointed by the Board who are "non-employee directors" (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934) and "outside directors" (within the meaning of Section 162(m) of the Code). Subject to the express provisions of the Plan, the Committee will have complete authority to determine those Key Employees to whom the awards may be granted and the time or times, and the price at which Awards may be granted, the vesting periods, and the number of shares subject to each Award. Subject to the express provisions of the Plan, the Committee will also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations consistent with the Plan and relating to it, to determine the terms and provisions of each Award Agreement (which need not be the same), to determine the rights and obligations of Participants under the Plan, and to make all other determinations necessary or advisable in the administration of the Plan. The Committee may delegate to executive officers of the Company the authority, subject to such terms as the Committee shall determine, to exercise such authority and perform such functions, including, without limitation, the selection of Participants and the grant of Awards, as the Committee may determine, to the extent permitted under Rule 16b-3 under the Exchange Act; provided, however, that the Committee may not delegate the authority to grant Awards, perform such functions or make any determination affecting or relating to the executive officers of the Company. Any action of the Committee or its delegate shall be binding on the Company, each Subsidiary Corporation on each affected Key Employee and on each other person directly or indirectly affected by such action.

     SECTION 6. Shares Subject to the Plan and Award Limits. There shall be 4,000,000 shares of Stock authorized for issuance under this Plan. The Committee will determine the number of shares of Restricted Stock and Performance Share Units awarded to a Participant. However, no Key Employee shall be granted more than 250,000 shares of Restricted Stock in any calendar year, and no Key Employee shall be granted Performance Share Units with respect to more than 250,000 shares of Stock in any calendar year. More than one Award may be granted to the same Key Employee. Any shares of Stock subject to an Award that remain unissued after the cancellation, expiration or exchange of the Award; any shares subject to an Award that are forfeited or cancelled; and any shares reflected by a Performance Share Unit that are not issued due to the failure to satisfy any vesting conditions with respect to such Performance Share Unit, shall be available for use in future grants under this Plan. In addition, any shares of Stock tendered to satisfy a withholding obligation shall be available for use in future grants under this Plan.

     SECTION 7.  Performance Share Units.

     (a) Committee Action. The Committee acting in its absolute discretion may grant Performance Share Units to Key Employees from time to time. Each such Performance Share Unit grant shall be evidenced by an Award Agreement, which shall set forth the number of Performance Share Units granted to the Key Employee and the performance period for the Award and shall describe the conditions under which the Performance Share Units will vest and be paid and such other terms and conditions of the grant as the Committee acting in its absolute discretion deems appropriate.

     (b) Vesting. The Committee acting in its absolute discretion may make Performance Share Units subject to one or more employment, performance or other vesting conditions (including, without limitation, Performance Goals and Individual Performance Goals) that the Committee deems appropriate for Key Employees generally or for a Key Employee in particular, and the related Award Agreement shall set forth each vesting condition and the deadline for satisfying the same.

     (c) No Adjustment for Cash Dividends. Except for dividend equivalent adjustments made by the Committee for stock dividends in accordance with Section 10, there shall be no adjustment to Performance Share Units for dividends paid by the Company.

     (d) Payment of Performance Share Units. Payment of the entire vested Performance Share Unit or, if the Award provides for partial vesting, the entire vested portion of such Performance Share Units will be made in Stock as soon as practicable after the Committee certifies that such Award or portion of an Award is payable, but in no event later than 2 1/2 months after the calendar year in which the Performance Share Units become vested.

     (e) Section 409A Compliance. The Company intends that any Performance Share Unit Awards granted hereunder be exempt from the application of Section 409A of the Code and the regulations, rulings and other guidance issued thereunder (the "Requirements") as a "short-term deferral" and that the Performance Share Unit Awards be operated in accordance with such Requirements so that compensation paid in connection with such Awards (and applicable investment earnings) shall not be included in income under Section 409A. Any ambiguities in this Plan shall be construed to effect this intent. If any provision of this Plan is found to be in violation of the Requirements, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render such provision in conformity with the Requirements, or shall be deemed excised from this Plan, and this Plan shall be construed and enforced to the maximum extent permitted by the Requirements as if such provision had been originally incorporated in this Plan as so modified or restricted, or as if such provision had not been originally incorporated in this Plan, as the case may be.

     SECTION 8.  Restricted Stock.

     (a) Committee Action. The Committee acting in its absolute discretion may grant Restricted Stock to Key Employees from time to time and may make Restricted Stock grants in exchange for the cancellation of an outstanding Restricted Stock grant. Each grant of Restricted Stock shall be evidenced by an Award Agreement, which shall describe the conditions under which the Key Employee's interest in the underlying Stock will become nonforfeitable, consistent with Section 8(b) below.

     (b) Forfeiture Conditions. The Committee acting in its absolute discretion may make the forfeiture of Restricted Stock subject to the satisfaction of any conditions (including, without limitation, Performance Goals) that the Committee deems appropriate for Key Employees generally or for a Key Employee in particular, and the Award Agreement shall describe each such condition and the deadline for satisfying each such condition. A Key Employee's nonforfeitable interest in Restricted Stock shall depend on the extent he or she timely satisfies each forfeiture condition. The Company or its agent may retain custody of the Restricted Stock pending the satisfaction of any forfeiture conditions applicable thereto.

     (c) Dividends and Voting Rights. Any cash dividend declared on Restricted Stock shall be paid directly to the Key Employee holding such Restricted Stock. The Award Agreement shall specify whether a Stock dividend shall be treated as
(1) Restricted Stock, and a Key Employee's interest in such Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Restricted Stock is forfeited or becomes nonforfeitable or (2) in the same manner as a cash dividend and shall be transferred to the Key Employee. The disposition of each other form of dividend declared on Restricted Stock shall be made in accordance with such rules as the Committee shall adopt. A Key Employee shall have the right to vote Restricted Stock, to the extent such Restricted Stock has voting rights.

     (d) Satisfaction of Forfeiture Conditions. Shares of Stock shall cease to be Restricted Stock at such time as provided in the Award Agreement.

     SECTION 9. Non-Transferable. No Award will be assignable or transferable except by will or by laws of descent and distribution. Any other attempted assignment or transfer, or any attempted pledge, hypothecation or other disposition of, or levy of any execution, attachment or similar process upon any Award will be null and void and without effect.

     SECTION 10. Change in Capitalization. If the outstanding shares of Stock are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment will be made in the number and kind of shares as to which Awards may be granted. A corresponding adjustment changing the number or kind of shares allocated to unvested Awards, or portions thereof, which will have been granted prior to any such change will likewise be made. Adjustments under this Section will be made by the Board or the Committee, whose determination as to what adjustments will be made, and to the extent thereof, will be final and conclusive. No fractional shares of Stock will be issued under the Plan on account of any such adjustment.

     SECTION 11. Corporate Transactions. Upon the consummation of (a) the dissolution or liquidation of the Company, (b) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving or resulting corporation, (c) a sale of substantially all of the assets of the Company to another person, or (d) a reverse merger in which the Company is the surviving corporation but the shares of the Stock outstanding immediately preceding the merger are converted by virtue of the merger to other property (a "Terminating Event"), any Award granted prior to the Terminating Event will vest in full and a Performance Share Unit Award shall be paid out as if all of the Performance Goals, Individual Performance Goals or other vesting conditions had been satisfied in full, but prorated for the period of time that has elapsed from the beginning of the performance period for such Award until the consummation of the corporate transaction described in this Section 11.

     SECTION 12. Disposition of Shares. Any Participant who acquires Stock pursuant to an Award will, so long as he or she remains an employee of the Company or Subsidiary Corporation, be obligated to advise the Company in the case of each sale or other disposition of any Stock so acquired, such advice to be given to the Company immediately upon the occurrence of any such sale or other disposition.

     SECTION 13. Award Agreement. Each Award granted will be evidenced by a written Award Agreement executed by the Company, and will contain each of the provisions and agreements herein specifically required to be contained therein, and in addition it may contain other terms and conditions as the Committee may deem desirable and which are not inconsistent with the Plan.

     SECTION 14. Amendment of Plan. The Board may make changes in the Plan, and the Committee may, with consent of the Participant, make changes in the terms and conditions of his or her Award, as they will deem advisable; provided, however, an Award may be amended by the Committee unilaterally to the extent the Committee deems it necessary to comply with Section 409A of the Code and in the event any such changes in the Plan would require shareholder approval under applicable law or stock exchange rules, such changes shall be subject to shareholder approval.

     SECTION 15. Termination of Plan. The Plan will continue for a period of 10 years from the date upon which it is adopted; provided however, that the Board may terminate the Plan at any time within its absolute discretion. No such termination, other than as provided for in Section 11, Corporate Transactions, will in any way affect any Award then outstanding.

     SECTION 16. Applicable Law; Severability; Interpretation. The Plan will be construed, administered, and governed in all respects in accordance with the laws of the State of Georgia. If any provision of the Plan will be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan will continue to be fully effective. For purposes of this Plan, references to the masculine shall include the feminine, reference to the singular shall include the plural, and references to the plural shall include the singular.

     SECTION 17. Shares Reserved. The Company will at all times during the term of the Plan reserve and keep available the number of shares of Stock as will be sufficient to satisfy the requirements of the Plan, and will pay all fees and expenses necessarily incurred by the Company in connection therewith.

     SECTION 18. No Shareholder Rights. Except as provided in Section 8, Restricted Stock, no Participant shall have any rights as a shareholder of the Company as a result of the grant of an Award to him or her under this Plan or his or her exercise of such Award pending the actual delivery of Stock subject to such Award to such Participant.

     SECTION 19. No Contract of Employment. The grant of an Award under this Plan shall not constitute a contract of employment and shall not confer on a Participant any rights in connection with the termination of his or her employment in addition to those rights, if any, expressly set forth in the Award Agreement that evidences his or her Award.

     SECTION 20. Titles. Titles are provided in this Plan for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

     SECTION 21. Securities Registration. Each Award Agreement shall provide that, upon the receipt of Stock, the Key Employee shall, if so requested by the Company, (a) hold such Stock for investment and not with a view of resale or distribution to the public and (b) deliver to the Company a written statement satisfactory to the Company to that effect. As for Stock issued pursuant to this Plan, the Company at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to a Key Employee under the 1933 Act or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to a Key Employee; however, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by a Key Employee.

     SECTION 22. Withholding. Each Award shall be made subject to the condition that the Key Employee consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, that the Committee in its discretion deems applicable to the exercise of such Award or the satisfaction of any forfeiture or vesting conditions with respect to such Award. A Key Employee may elect to satisfy such minimum federal and state tax withholding requirements through a reduction in the number of shares of Stock actually transferred to him or to her under this Plan. No withholding shall be effected under this Plan that exceeds the minimum statutory federal and state withholding requirements.

     SECTION 23. Construction. All references to sections (sec.) are to sections (sec.) of this Plan unless otherwise indicated. The headings to sections in this Plan have been included for convenience of reference only. This Plan shall be construed under the laws of the State of Georgia.

     SECTION 24. Other Conditions. Each Award Agreement may require that a Key Employee enter into any agreement or make such representations prepared by the Company, including any agreement that restricts the transfer of Stock acquired pursuant to such Award or provides for the repurchase of such Stock by the Company under certain circumstances.

     SECTION 25. Rule 16b-3. The Committee shall have the right to amend any Award or to withhold or otherwise restrict the transfer of any Stock under this Plan to a Key Employee as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

     SECTION 26. Performance-Based Compensation under Section 162(m) of the Code. The Committee shall have full and absolute discretion to determine whether an Award granted under this Plan is intended to comply with the requirements of Section 162(m) of the Code and the regulations thereunder as "performance-based" compensation.

                               CRAWFORD & COMPANY
                                     PROXY
    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 26, 2005. THIS PROXY IS
                      SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints T. W. Crawford, J. F. Giblin and P. J. Rescigno, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Class B Common Stock of Crawford & Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Crawford & Company to be held in the Home Office Building of Crawford & Company, 5620 Glenridge Drive, N.E., Atlanta, Georgia on April 26, 2005 at 2:00 P.M., and at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement and upon any other business that may properly come before the meeting or any adjournment or postponement thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting. Said proxies are directed to vote on the matters described in the accompanying Proxy Statement as follows, and otherwise in their discretion:

       THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3

1. Proposal to elect the nine (9) nominees listed below as Directors (except as indicated to the contrary below).

   [ ] FOR all nominees listed below                             [ ] WITHHOLD AUTHORITY to vote for all
    (except as indicated to the contrary)                       nominees listed below

       NOMINEES: J. H. Lanier, J. C. Crawford, L. L. Prince, J. A. Williams, E.
       J. Wood, III, C. H. Ridley, R. T Johnson, J. D. Edwards, and T. W. Crawford.
       (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the name of nominee in the space provided below)

--------------------------------------------------------------------------------

2. Proposal to approve the Crawford & Company Executive Stock Bonus Plan.

                      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3. Proposal to approve the ratification of Ernst & Young LLP as the independent auditors of the Company for the 2005 fiscal year.

                      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

  THIS PROXY WILL BE VOTED AS DIRECTED ABOVE, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS AS SET FORTH ABOVE.

    The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated March 22, 2005.

                                                Dated: -------------------, 2005

                                                --------------------------------

                                                --------------------------------
                                                    Signature of Shareholder

                                                IMPORTANT: Please date this
                                                Proxy and sign exactly as your
                                                name or names appear hereon. If
                                                shares are held jointly,
                                                signatures should include both
                                                names. Executors,
                                                administrators, trustees,
                                                guardians and others signing in
                                                a representative capacity,
                                                please give your full title. If
                                                a corporation, please sign in
                                                full corporate name by President
                                                or other authorized officer. If
                                                a partnership, please sign in
                                                partnership name by authorized
                                                person.